SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  August 7, 2003




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 12.  Disclosure of Results of Operations and Financial Condition
          -----------------------------------------------------------

          On August 7, 2003, Citizens Communications Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.3.

          The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------------
                             Jerry Elliott
                             Chief Financial Officer

Date: August 7, 2003

                                                 Exhibit 99.3

                                                 Citizens Communications
                                                 3 High Ridge Park
                                                 Stamford, CT 06905
                                                 203.614.5600

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


Contacts:
Michael A. Zarrella                 Brigid M. Smith
Vice President                      Assistant Vice President
Corporate Development               Corporate Communications
203.614.5179                        203.614.5042
mzarrell@czn.com                    bsmith@czn.com
----------------                    --------------

           CITIZENS COMMUNICATIONS REPORTS 2003 SECOND-QUARTER RESULTS

Stamford, Conn., August 7, 2003 -- Citizens Communications (NYSE: CZN) today reported second-quarter 2003 consolidated revenues of $644 million, consolidated operating income of $135.2 million, and consolidated net income of $34.1 million, or 12 cents per share. Consolidated net income for the quarter includes a $25 million non-cash gain from the extinguishment of a capital lease obligation at Electric Lightwave, a $4.4 million gain on the sale of a wireless partnership investment, a $2.3 million gain on the sale of access lines in North Dakota, a $10.1 million charge related to restructuring and other expenses, $4.5 million of non-cash expense for restricted stock-related compensation, a $4.4 million charge related to early debt retirement and a $2.3 million charge related to the Touch America bankruptcy. Excluding these items, consolidated net income was $27.9 million, or 10 cents per share.

The company produced free cash flow of $113.3 million for the second-quarter 2003 and achieved a ratio of net debt to annualized cash generated by operations of 3.5x and a ratio of net debt to annualized operating income of 7.9x. The company reached its year-end target leverage ratio of 3.5x two quarters early. The company retired $231.5 million of debt during the quarter and ended the quarter with $385 million in cash. The company has retired $355 million of debt during 2003.

The company remains focused on and committed to the continuing improvement of its balance sheet through the generation of free cash flow applied to further debt reduction. In addition, the sale of the company's Arizona Gas and Electric divisions for $220 million in cash and The Gas Company of Hawaii division for $115 million in cash and assumed liabilities remain on track for closings during the third quarter of 2003. After completion of these sales Citizens will have generated $1.9 billion of proceeds from its utility divestiture program, which exceeds the company's original estimate of $1.8 billion of total proceeds. The net proceeds from these sales will be used to further reduce debt. The sale of the company's last public service business, the Vermont Electric division, for $25 million in cash is expected to close in the first half of 2004.


Telecommunications
Second-quarter 2003 revenue from the company's ILEC operations was $510.2 million, down $4.5 million or 1 percent from $514.7 million in the second-quarter of 2002. The decrease is due to a $2.8 million decrease resulting from the sale of access lines in North Dakota and a decline in network access revenue, in part because of approximately $3.0 million less in subsidy revenue resulting from regulatory agency true-ups relating to prior years. These decreases were partially offset by continued increases in enhanced service and data revenues.

The company's primary access line count, which does not take into account DSL subscriptions, decreased 5,600 lines during the quarter, excluding the sale of 10,800 access lines in North Dakota. The company added 12,300 DSL customers during the quarter. Taking into account DSL subscriptions, total subscriptions increased 6,700 for the quarter.

ILEC operating income for the second-quarter of 2003 was $121.8 million, up $21.2 million, or 21 percent from the second quarter of 2002. Operating income margin was 23.9 percent compared to 19.5 percent in the second quarter of 2002.

ILEC cash generated from operations for the second-quarter of 2003 was $280.5 million, an increase of $6.2 million or 2 percent compared to the prior year quarter. ILEC cash generated from operations margin for the second-quarter of 2003 increased to 55 percent from 53.3 percent in the second-quarter of 2002, reflecting increases in high-margin revenues, an ongoing focus on increased productivity and the efficiencies achieved from consolidation of the company's activities.

Capital  expenditures  for the ILEC were $56.4  million  for the  second-quarter
2003.

Second-quarter 2003 revenue from Electric Lightwave totaled $43.7 million, operating income was $2.4 million, cash generated from operations was $10.7 million and capital expenditures were $2.3 million.

Public Service
The gas and electric segments accounted for $90.1 million of second-quarter 2003 consolidated revenue, $11 million of operating income, $11.2 million of cash generated from operations, and $9.1 million of capital expenditures.

The  company  uses  certain  non-GAAP   financial  measures  in  evaluating  its
performance. These include cash generated from operations, cash generated from operations margin, net income excluding certain items, free cash flow and the ratio of net debt to annualized cash generated from operations. A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

Cash generated by operations is operating income plus (i) depreciation and amortization, (ii) reserve for certain telecom bankruptcies (Global Crossing, WorldCom and Touch America), (iii) restructuring and other expenses (primarily the write-off of software costs and severance costs and expenses), and (iv) restricted stock-related compensation expense. Cash generated by operations margin is cash generated by operations divided by revenue. Net income excluding certain items is net income without taking into account the items described in the first paragraph. Free cash flow is operating income plus depreciation and amortization and restricted stock-related compensation minus capital expenditures, interest expense and cash taxes.

Net debt to annualized cash generated by operations is the ratio of (i) total debt (excluding equity units and convertible preferred) net of cash and cash equivalents to (ii) cash generated by operations for the period indicated multiplied by four (for a quarter) or by two (for a six-month period).

The company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions, (ii) presents measurements that investors and rating agencies have indicated to management are important in assessing the company, and (iii) is indicative of the company's actual performance compared to the covenant limiting the ratio of net debt to cash generated by operations contained in certain of its debt agreements. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, cash generated by operations and net income excluding certain items do not take into account the items described above, some of which will recur in future periods, in order to focus on core operations. In addition, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments are not deducted from such measures. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. In addition, annualized cash generated by operations and annualized operating income present quarterly or six-month information for purposes of ratio analysis as annualized information by multiplying the quarterly information by four and the six- month information by two, without representing in any way a forecast, projection or estimate of cash generated by operations or operating income for future periods. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

About Citizens Communications
More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.



                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                       For the quarter ended                 For the six months ended
                                                             June 30,                                June 30,
                                                     --------------------------     %       --------------------------       %
(Amounts in thousands - except per-share amounts)       2003           2002       Change          2003         2002       Change
                                                     ------------------------------------   -------------------------------------

Income Statement Data
Continuing operations
  Revenue                                              $ 643,954    $  662,439      -3%       $1,295,816     $1,341,773      -3%
  Cost of services                                       113,537       113,786       0%          226,756        242,024      -6%
  Other operating expenses                               227,985       251,175      -9%          462,428        509,931      -9%
  Restricted stock based compensation                      4,508           251    1696%            5,886          2,349     151%
  Depreciation and amortization (1)                      150,359       186,378     -19%          288,907        364,552     -21%
  Reserve for telecommunications bankruptcies              2,260        10,001     -77%            2,260         17,805     -87%
  Restructuring and other expenses                        10,113        18,280     -45%           10,092         22,185     -55%
  Operating income                                       135,192        82,568      64%          299,487        182,927      64%
  Investment and other income (loss), net                 24,566       (29,188)    184%           74,388        (78,139)    195%
  Gain on sales of assets, net                             6,671             -     100%            5,021              -     100%
  Interest expense (includes dividends on preferred
   securities)                                           107,988       121,499     -11%          218,817        244,659     -11%
  Income tax expense (benefit)                            24,384       (26,560)    192%           64,360        (53,502)    220%
Loss from discontinued operations, net of tax                  -             -        -                -         (1,478)   -100%
Gain on disposal of water segment, net of tax                  -             -        -                -        169,326    -100%
Cumulative effect of change in accounting principle (2)        -             -        -           65,769        (39,812)    265%
Net income (loss) attributable to common shareholders     34,057       (41,559)    182%          161,488         41,667     288%

Weighted average shares outstanding                      282,180       280,610       1%          281,934        280,432       1%

Net income (loss) attributable to common shareholders  $    0.12    $    (0.15)    180%       $     0.57     $     0.15     280%

Other Financial Data (3)
Cash generated by operations                           $ 302,432    $  297,478       2%       $  606,632     $  589,818       3%
Total capital expenditures (4)                            67,850        94,119     -28%          115,602        162,558     -29%
Free cash flow                                           113,295        44,040     157%          258,625        131,716      96%

Total debt (5)                                         4,662,168     5,403,338     -14%        4,662,168      5,403,338     -14%
  Less: Cash and cash equivalents                        385,038       421,069      -9%          385,038        421,069      -9%
Net debt                                               4,277,130     4,982,269     -14%        4,277,130      4,982,269     -14%

Net debt to annualized cash generated by operations          3.5           4.2     -17%              3.5            4.2     -17%


(1) 2002 includes $900,000 and $12,800,000, respectively, of accelerated depreciation related to the closing of our Plano, Texas facility.
(2) 2003 represents the effect of adoption of SFAS No. 143. 2002 represents the write-off of ELI's goodwill. Both are net of tax.
(3) A reconciliation of these non-GAAP measures to the most comparable GAAP measure is presented at the end of these tables.
(4) 2002 excludes $110,000,000 of previously leased facilities purchased by ELI in April 2002.
(5) Excludes equity units and convertible preferred stock. Total debt includes current portion of long term debt.


                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                   For the quarter ended                     For the six months ended
                                                          June 30,                                   June 30,
                                                ----------------------------     %          ----------------------------   %
(Dollars in thousands, except operating data)      2003            2002        Change          2003            2002      Change
                                                ----------------------------------------    -------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Network access services                     $  160,142      $  171,163      -6%      $  325,139      $  336,996      -4%
     Local network services                         220,710         217,638       1%         441,805         434,438       2%
     Long distance and data services                 76,487          71,029       8%         151,265         141,315       7%
     Directory services                              26,736          25,810       4%          53,779          52,054       3%
     Other                                           26,078          29,046     -10%          51,774          57,914     -11%
        ILEC revenue                                510,153         514,686      -1%       1,023,762       1,022,717       0%
     Electric Lightwave                              43,719          45,287      -3%          84,812          92,534      -8%
Total revenue                                       553,872         559,973      -1%       1,108,574       1,115,251      -1%

Expenses
     Network access expense                          58,168          58,598      -1%         114,683         116,556      -2%
     Other operating expenses                       204,515         224,821      -9%         415,369         455,105      -9%
     Restricted stock based compensation              4,293             310    1285%           5,649           2,346     141%
     Depreciation and amortization (1)              150,359         186,332     -19%         288,907         364,422     -21%
     Reserve for telecommunications bankruptcies      2,260          10,001     -77%           2,260          17,805     -87%
     Restructuring and other expenses                10,113          18,280     -45%          10,092          22,185     -55%
Total expenses                                      429,708         498,342     -14%         836,960         978,419     -14%

Operating Income (Loss)
     ILEC                                        $  121,814      $  100,607      21%      $  268,729      $  192,828      39%
     ELI                                              2,350         (38,976)    106%           2,885         (55,996)    105%

Other Financial and Operating Data (2)
     ILEC cash generated by operations           $  280,498      $  274,316       2%      $  560,873      $  540,331       4%
     ILEC cash generated by operations margin         55.0%           53.3%       3%           54.8%           52.8%       4%
     ILEC capital expenditures                   $   56,415      $   81,364     -31%      $   94,292      $  137,404     -31%
     ELI cash generated by operations                10,691           2,238     378%          17,649           3,259     442%
     ELI capital expenditures (3)                     2,254           3,067     -27%           3,401           5,656     -40%

     ILEC access lines                            2,418,819       2,471,496      -2%       2,418,819       2,471,496      -2%
     ILEC switched access minutes of use (in
       millions)                                      2,995           3,034      -1%           6,040           6,048       0%
     ILEC average monthly revenue per average
       line                                      $    70.07      $    69.32       1%      $    70.16      $    68.84       2%


(1)  See footnote (1) on first page.
(2)  See footnote (3) on first page.
(3)  See footnote (4) on first page.


                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                             For the quarter ended                       For the six months ended
                                                   June 30,                                      June 30,
                                          ----------------------------      %           ----------------------------       %
(Dollars in thousands)                       2003             2002        Change           2003            2002         Change
                                          -----------------------------------------     -----------------------------------------
GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                      $ 90,082       $ 102,466       -12%        $ 187,242       $ 226,522        -17%
Gas, electric energy and fuel oil purchased    55,369          55,188         0%          112,073         125,468        -11%
Other operating expenses                       23,470          26,354       -11%           47,059          54,826        -14%
Restricted stock based compensation               215             (59)      464%              237               3       7800%
Depreciation and amortization (2)                   -              46      -100%                -             130       -100%
Operating income                               11,028          20,937       -47%           27,873          46,095        -40%

Other Financial Data (3)
Cash generated by operations                 $ 11,243       $  20,924       -46%        $  28,110       $  46,228        -39%
Capital expenditures                            9,123           9,440        -3%           17,437          19,023         -8%


(1) Our Kauai Electric operations were sold on November 1, 2002, which affects the comparability of data presented.
(2) Our gas and electric operations are reported as "held for sale." Accordingly, we ceased to record depreciation expense effective October 1, 2000 and January 1, 2001, respectively.
(3)  See footnote (3) on first page.


                         Citizens Communications Company
                    Condensed Consolidated Balance Sheet Data


(Dollars in thousands)                                        June 30, 2003
                                                               (unaudited)         December 31, 2002
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $   385,038           $   393,177
    Accounts receivable and other current assets                        317,862               360,043
    Assets held for sale                                                471,331               447,764
                                                           ---------------------  --------------------
      Total current assets                                            1,174,231             1,200,984

Property, plant and equipment, net                                    3,620,734             3,690,056

Other long-term assets                                                3,167,307             3,255,702
                                                           ---------------------  --------------------
           Total assets                                             $ 7,962,272           $ 8,146,742
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------
Current liabilities:
    Long-term debt due within one year                              $   105,776           $    58,911
    Accounts payable and other current liabilities                      503,489               565,986
    Liabilities related to assets held for sale                         113,186               145,969
                                                           ---------------------  --------------------
      Total current liabilities                                         722,451               770,866

Deferred income taxes and other liabilities                             666,228               585,126
Equity units                                                            460,000               460,000
Long-term debt                                                        4,556,392             4,957,361
Mandatorily Redeemable Convertible Preferred Securities                 201,250               201,250
Shareholders' equity                                                  1,355,951             1,172,139
                                                           ---------------------  --------------------
            Total liabilities and equity                            $  7,962,272          $  8,146,742
                                                           =====================  ====================

                                                                                                             Schedule A

      Reconciliation of Non-GAAP Financial Measures

      Net Income (Loss) to Net Income (Loss) Excluding Items
      ------------------------------------------------------
     (Dollars in thousands, except per-share amounts.  All amounts shown net of tax.*)

                                                         Three Months Ended June 30,               Six Months Ended June 30,
                                                      ----------------------------------    -----------------------------------
                                                           2003               2002                  2003             2002
     -----------------------------------------------------------------------------------    -----------------------------------

      Net income (loss) as reported                          $ 34,057         $ (41,559)           $ 161,488          $ 41,667

         Capital lease termination                            (14,852)                -              (39,802)                -
         Investment write-downs                                     -            27,393                    -            58,049
         Restructuring and other                                6,003            10,986                6,112            13,511
         Reserve for telecom bankruptcies                       1,342             6,011                1,369            10,843
         Restricted stock based compensation                    2,676               151                3,565             1,431
         Sale of assets                                        (3,960)                -               (3,041)                -
         Early retirement of debt                               2,615            (8,006)                 541            (7,843)
         Income from discontinued operations                        -                 -                    -          (167,848)
         Cumulative effect of accounting change                     -                 -              (65,769)           39,812

                                                      ----------------------------------    -----------------------------------
       Net income (loss) excluding items                     $  27,881        $   (5,024)          $   64,463         $ (10,378)
                                                      ==================================    ===================================


      Net Income (Loss) Per Share to Net Income
      -----------------------------------------
      (Loss) Per Share Excluding Items
      --------------------------------

      Net income (loss) per share as reported                $   0.12         $   (0.15)           $    0.57          $   0.15

         Capital lease termination                              (0.05)                -                (0.14)                -
         Investment write-downs                                     -              0.10                    -              0.21
         Restructuring and other                                 0.02              0.04                 0.02              0.05
         Reserve for telecom bankruptcies                           -              0.02                    -              0.04
         Restricted stock based compensation                     0.01                 -                 0.01              0.01
         Sale of assets                                         (0.01)                -                (0.01)                -
         Early retirement of debt                                0.01             (0.03)                   -             (0.03)
         Income from discontinued operations                        -                 -                    -             (0.60)
         Cumulative effect of accounting change                     -                 -                (0.23)             0.14

                                                      ----------------------------------    -----------------------------------
       Net income (loss) per share excluding items           $   0.10         $   (0.02)           $    0.22          $  (0.03)
                                                      ==================================    ===================================

     *Effective Tax Rate                                        40.64%            39.90%               39.44%            39.10%


                                                                                                                     Schedule B

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
                                                                        Electric          Gas and Electric
                                                ILEC                 Lightwave, Inc.          Sectors              As Reported
                                        -----------------------  ---------------------   -------------------   --------------------
For the quarter ended June 30,             2003        2002         2003         2002      2003      2002        2003         2002
                                        -------------------------------------------------------------------------------------------

 Operating Income to Cash Generated by
 -------------------------------------
  Operations
  ----------

 Operating income (loss)                   $ 121,814  $ 100,607   $  2,350   $(38,976)  $ 11,028   $20,937   $ 135,192    $ 82,568

 Add back:
    Depreciation and amortization            144,374    154,741      5,985     31,591          -        46     150,359     186,378
    Reserve for telecom bankruptcies           1,113      9,567      1,147        434          -         -       2,260      10,001
    Restructuring and other expenses           9,482      9,207        631      9,073          -         -      10,113      18,280
    Restricted stock based compensation        3,715        194        578        116        215       (59)      4,508         251

                                        -------------------------------------------------------------------------------------------
Cash Generated by Operations               $ 280,498  $ 274,316   $ 10,691   $  2,238   $ 11,243   $20,924   $ 302,432    $297,478
                                        ===========================================================================================


                                                                        Electric          Gas and Electric
                                                ILEC                 Lightwave, Inc.          Sectors              As Reported
                                        -----------------------  ---------------------   -------------------   --------------------
For the six months ended June 30,          2003        2002         2003         2002      2003      2002        2003         2002
                                        -------------------------------------------------------------------------------------------

 Operating Income to Cash Generated by
 -------------------------------------
  Operations
  ----------

 Operating income (loss)                   $ 268,729  $ 192,828   $  2,885  $ (55,996)  $ 27,873   $46,095   $ 299,487    $182,927

 Add back:
    Depreciation and amortization            276,729    313,031     12,178     51,391          -       130     288,907     364,552
    Reserve for telecom bankruptcies           1,113     17,371      1,147        434          -         -       2,260      17,805
    Restructuring and other expenses           9,482     15,212        610      6,973          -         -      10,092      22,185
    Restricted stock based compensation        4,820      1,889        829        457        237         3       5,886       2,349

                                        -------------------------------------------------------------------------------------------
Cash Generated by Operations               $ 560,873  $ 540,331   $ 17,649  $   3,259   $ 28,110   $46,228   $ 606,632    $589,818
                                        ===========================================================================================


                                                                                                                     Schedule C

     Reconciliation of Non-GAAP Financial Measures

                                                           For the quarter ended June 30,       For the six months ended June 30,
                                                         ----------------------------------     ---------------------------------
     (Dollars in thousands)                                    2003               2002              2003              2002
     -----------------------------------------------     ---------------    ---------------     --------------   ----------------

     Operating Income to Free Cash Flow
     ----------------------------------

     Operating income                                         $ 135,192           $ 82,568          $ 299,487         $ 182,927
      Add back:
         Depreciation and amortization                          150,359            186,378            288,907           364,552

         Restricted stock based compensation                      4,508                251              5,886             2,349

     Subtract:
        Cash paid for income taxes                                  926              9,539              1,236            10,895

        Interest expense                                        107,988            121,499            218,817           244,659

        Capital expenditures                                     67,850             94,119            115,602           162,558

                                                         ---------------    ---------------     --------------   ----------------
     Free cash flow                                           $ 113,295           $ 44,040          $ 258,625         $ 131,716
                                                         ===============    ===============     ==============   ================


                                                                                                                Schedule D

 Reconciliation of Non-GAAP Financial Measures


                                             For the quarter ended June 30,                For the six months ended June 30,
                                    ---------------------------------------------- ------------------------------------------------
 (Dollars in thousands)                      2003                     2002                  2003                     2002
 -------------------------------    ----------------------  ---------------------- ----------------------- ------------------------

 Net Debt to Annualized Cash
 ---------------------------
   Generated by Operations
   -----------------------

 Cash Generated by Operations (1)    $ 302,432               $ 297,478              $  606,632               $  589,818
  Multiplied by:
     Number of quarters                      4                       4                       2                        2
                                    -----------             ------------            ------------            ------------
 Annualized Cash Generated by
   Operations                                    1,209,728               1,189,912               1,213,264                1,179,636

 Total debt (2)                      4,662,168               5,403,338               4,662,168                5,403,338
  Less:
     Cash and cash equivalents (2)     385,038                 421,069                 385,038                  421,069
                                    -----------             ------------            ------------            ------------
  Net debt                                       4,277,130               4,982,269               4,277,130                4,982,269
  Divided by:
     Annualized Cash Generated by
        Operations (3)                           1,209,728               1,189,912               1,213,264                1,179,636

 Net Debt to Annualized Cash
   Generated by Operations Ratio                       3.5                     4.2                     3.5                      4.2


(1)  See Schedule B.
(2) As reported in the Company's financial statements prepared in accordance with GAAP.
(3) Annualized cash generated by operations and annualized operating income present quarterly or six month information for purposes of ratio analysis as annualized information by multiplying the quarterly information by four and six month information by two, without representing in any way a forecast, projection or estimate of cash generated by operations or operating income for future periods.